UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2006

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-21639 (Commission File Number)	23-2858652 (IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania (Address of principal executive offices)	19044 (Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 15, 2006, NCO Group, Inc. (the “Company” or “NCO”) announced the completion of the acquisition of NCO by an entity controlled by One Equity Partners II, L.P., a private equity firm (“OEP”), and its affiliates with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of the Company, and certain other members of executive management pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 21, 2006, by and among NCO, Collect Holdings, Inc. (“Parent”) and Collect Acquisition Corp., a wholly owned subsidiary of Parent (“Acquisition”). To complete the acquisition, Acquisition was merged with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger and a wholly owned subsidiary of Parent.

The Merger was financed with:

•

equity contributions from OEP and its affiliates and certain co-investors (including the following members of NCO’s executive management: Charles F. Burns, Stephen W. Elliott, Joshua Gindin, Steven L. Leckerman, John R. Schwab, Paul E. Weitzel, Jr., Steven L. Winokur and Albert Zezulinski) and the rollover of a portion of the NCO common stock held by Mr. Barrist and certain of his family members and trusts formed for his or their benefit (collectively, the “Investors”);

•	a new $465.0 million senior secured term credit facility; and
•	the private placement of $165.0 million aggregate principal amount of floating rate senior notes due 2013 and $200.0 million aggregate principal amount of 11-7/8 % senior subordinated notes due 2014.

Item 1.01. Entry into a Material Definitive Agreement

1.	Senior Secured Credit Facilities

Generally

In connection with the Merger, on November 15, 2006, NCO entered into a senior secured credit agreement with NCO Financial Systems, Inc., Parent, the subsidiary guarantors party thereto, Morgan Stanley & Co. Incorporated, as collateral agent, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other lenders party thereto (the “Credit Agreement”).

The Credit Agreement provides the Company with a $465.0 million term credit facility and a $100.0 million revolving credit facility (which includes a $20.0 million letter of credit sub-facility and a $20.0 million swingline loan sub-facility). The borrowers under the Credit Agreement are the Company and NCO Financial Systems, Inc. and, from time to time, the Company may, with the consent of the administrative agent (which consent is not to be unreasonably withheld), designate one or more guarantors that are U.S. persons to become additional co-borrowers under the revolving credit facility. The Credit Agreement also provides the Company with the ability to increase the term credit facility and the revolving credit facility in an aggregate amount not to exceed $100.0 million.

Use of Proceeds

The full amount of the term credit facility was available at the closing of the Merger and was used as one of the sources of funds to pay NCO’s shareholders cash consideration for their shares in the Merger, pay transaction fees and expenses and refinance certain indebtedness of the Company. The revolving credit facility will be available to provide working capital for the Company and its subsidiaries and for other general corporate purposes.

Maturity

The term credit facility will mature on May 15, 2013 and the revolving credit facility will expire on November 15, 2011.

Interest Rates and Fees

Amounts borrowed by the Company under the Credit Agreement will, at the option of the Company, bear interest at the following rates: (a) a LIBOR-based rate, which is equal to (i) the London Interbank Offered Rate, or LIBOR, for the applicable interest period selected by the Company of 1, 2, 3 or 6 months or, if available, 9 or 12 months, plus (ii) an applicable margin of 3.00% for the first six months following the closing date of the Merger (the “Closing Date”) and thereafter, as determined by a pricing grid based on the Company’s ratio of total indebtedness to consolidated EBITDA; or (b) an alternate base rate, which will be (i) the sum of the higher of (x) the rate of interest published by The Wall Street Journal (or if such source is not available, a comparable source chosen by the administrative agent) from time to time as the prime commercial lending rate, and (y) the federal funds rate plus 0.50 percent; plus (ii) an applicable margin of 2.00% for the first six months following the Closing Date and thereafter, as determined by a pricing grid based on the Company’s ratio of total indebtedness to consolidated EBITDA. The Credit Agreement also provides that the Company must obtain interest rate protection for a period of three years in a notional amount not to be less than 50 percent of the aggregate principal amount of the term loan facility.

The Company will be required to pay a letter of credit fee on the aggregate outstanding amounts of letters of credit equal to the applicable margin attributable to the LIBOR-based interest rate described above plus 0.125 percent. The Company will also pay an annual commitment fee equal to 0.50 percent per annum on the undrawn portion of the revolving credit facility.

Prepayments

Under the Credit Agreement, the Company is required to prepay outstanding loans, subject to certain exceptions, with:

•	the net cash proceeds from sales of property and assets of Parent and its subsidiaries (excluding, among other things, sales of purchased accounts receivable in the ordinary course of business);
•	net cash proceeds of casualty insurance and condemnation payments;
•	net cash proceeds from the incurrence of additional indebtedness;
•

50 percent of the net cash proceeds from issuances of equity of Parent and its subsidiaries (excluding, among other things, investments from certain stockholders of Parent and equity used for permitted acquisitions); and

•	a portion of the excess cash flow of the Company and its subsidiaries (excluding, among other things, amounts expended for permitted acquisitions and permitted purchases of portfolio assets).

In addition, the Company may, upon prior notice, prepay borrowings under the Credit Agreement in full or in part without premium or penalty. Any prepayment with respect to a LIBOR-based loan must include reimbursement for any funding losses of the lenders resulting from the prepayment. The Company may also voluntarily reduce the unutilized portion of the commitments under the revolving credit facility without premium or penalty.

Amortization

The Company is required to make scheduled quarterly payments on the term credit facility equal to 0.25% of the initial aggregate principal amount of the term loans, with the balance due at maturity.

Certain Covenants and Events of Default

Under the Credit Agreement, the Company is required to comply, on a quarterly basis, with a maximum leverage ratio covenant and a minimum interest coverage ratio covenant. The Credit Agreement also contains various negative covenants, including limitations on: (a) indebtedness; (b) liens; (c) mergers and consolidations; (d) sales of assets; (e) capital expenditures; (f) dividends and distributions or repurchases of the Company’s equity securities; (g) investments, loans and advances; (h) payment of subordinated debt or the Senior Notes (as defined below in Section 2 of Item 1.01); (i) transactions with affiliates; (j) amendments to material agreements; and (k) changes in the nature of the Company’s business.

The Credit Agreement includes certain customary representations and warranties, affirmative covenants, and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, material judgments, the invalidity of material provisions of the documentation with respect to the Credit Agreement, the failure of collateral under the security documents for the Credit Agreement, the failure of the obligations under the Credit Agreement to be senior debt under the subordination provisions of certain of the Company’s subordinated debt, and a change of control of the Company (as defined in the Credit Agreement). If an event of default occurs, the lenders under the Credit Agreement will be entitled to take certain actions, including the acceleration of all amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

Guarantees and Security

All obligations under the Credit Agreement are unconditionally guaranteed by Parent and certain of NCO’s direct and indirect wholly-owned domestic subsidiaries, subject to customary exceptions. In addition, pursuant to that certain Security Agreement, dated November 15, 2006 (the “Security Agreement”), by and among the Company, Parent, the subsidiary guarantors party thereto and Morgan Stanley & Co. Incorporated, as collateral agent, all of the obligations under the Credit Agreement are secured by a perfected first priority security lien and interest in, subject to certain exceptions:

•

all shares of capital stock of or other ownership interest (including intercompany debt) in the Company and each present and future U.S. subsidiary of the Company and each subsidiary guarantor under the Credit Agreement (other than the ownership interest in any subsidiary engaged primarily in collecting, purchasing, managing, selling and disposing of delinquent receivables portfolios and any financing thereof and similar activities (“portfolio transactions”), if a pledge of the ownership interest in such subsidiary is expressly prohibited by the agreements governing such subsidiary, any member, partner or other participant in such subsidiary or any portfolio transaction in which such subsidiary is engaged (“excluded interests”));

•

65 percent of the shares of capital stock of or other ownership interest (including intercompany debt) in each present and future foreign subsidiary of the Company and each subsidiary guarantor under the Credit Agreement (other than any excluded interests); and

•

all existing and future property and assets, real and personal, of the Company and each subsidiary guarantor under the Credit Agreement, and all proceeds and products of such property and assets (other than certain assets relating to portfolio transactions).

2.	Senior Indenture and Senior Notes due 2013

General

On November 15, 2006, in connection with the Merger, the Company issued $165.0 million aggregate principal amount of floating rate senior notes that mature on November 15, 2013 (the “Senior Notes”). The Senior Notes were issued pursuant to an indenture dated November 15, 2006 (the “Senior Indenture”), by and among Acquisition, the guarantors named therein and The Bank of New York, as trustee (the “Trustee”), as supplemented by a supplemental indenture between the Company and the Trustee. The Senior Notes bear interest at a floating rate equal to LIBOR (as defined in the Senior Indenture) plus 4.875% per annum, payable quarterly in arrears on each of February 15, May 15, August 15 and November 15, beginning on February 15, 2007.

Guarantees

The Senior Notes are guaranteed on a senior basis, jointly and severally, by each of the Company’s existing and future domestic restricted subsidiaries (other than certain non-guarantor subsidiaries which are also not required to be guarantors under the Credit Agreement).

Ranking

The Senior Notes are the Company’s unsecured senior obligations and rank equally in right of payment with all existing and future unsubordinated indebtedness of the Company; are senior in right of payment to all existing and future senior subordinated indebtedness (including with respect to the Senior Subordinated Notes referred to in Section 3 of this item 1.01) and all future subordinated indebtedness of the Company, if any; are effectively subordinated to all existing and future indebtedness of the Company’s subsidiaries that are not guarantors; are effectively subordinated to all secured indebtedness of the Company and the guarantors to the extent of the value of the assets securing such indebtedness; and are unconditionally guaranteed on a senior basis, jointly and severally, by the guarantors. Similarly, the Senior Note guarantees are the unsecured senior obligations of the guarantors and rank equally in right of payment with all existing and future unsubordinated indebtedness of the guarantors; rank senior in right of payment to all existing and future senior subordinated indebtedness (including with respect to the Senior Subordinated Notes referred to in Section 3 of this Item 1.01) and all future subordinated indebtedness of the guarantors, if any; and are effectively subordinated to all secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness.

Optional Redemption

At any time prior to November 15, 2008, the Senior Notes may be redeemed or purchased, by or on behalf of the Company, in whole, or in part, at the Company’s option (a “Make-Whole Redemption”), at a price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined in the Senior Indenture) as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase pursuant to such Make-Whole Redemption (subject to the right of holders of record of Senior Notes on the relevant record date to receive interest due on the relevant interest payment date).

The Company may redeem the Senior Notes, in whole or in part, at any time on or after November 15, 2008. The redemption price for the Senior Notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on November 15 of any year set forth below:

Year	Redemption Price Percentage

2008	102.000%
2009	101.000%
2010 and thereafter	100.000%

In addition, at any time prior to November 15, 2008, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Senior Notes issued under the Senior Indenture with the Net Cash Proceeds (as defined in the Senior Indenture) of one or more sales of capital stock (other than Disqualified Stock (as defined in the Senior Indenture)) of any direct or indirect parent of the Company (to the extent such Net Cash Proceeds have been contributed to the equity capital of the Company, in amounts equal to the portion of the total redemption price paid by the Company) or of the Company at a redemption price (expressed as a percentage of principal amount) of 100% of their principal amount plus a premium equal to the interest rate per annum on the Senior Notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Senior Notes originally issued under the Senior Indenture remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of capital stock.

Change of Control

If the Company experiences a Change in Control (as defined in the Senior Indenture), the Company must offer to purchase the Senior Notes at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of such repurchase.

Covenants

The Senior Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional indebtedness and issue certain preferred stock;
•	pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;
•	place limitations on distributions from restricted subsidiaries;
•	issue or sell capital stock of restricted subsidiaries;
•	guarantee indebtedness;
•	sell or exchange assets;
•	enter into transactions with affiliates;
•	create certain liens;
•	engage in unrelated businesses; and
•	consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries on a consolidated basis.

Events of Default

The Senior Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Senior Notes to become or to be declared due and payable.

3.	Senior Subordinated Indenture and Senior Subordinated Notes due 2014

General

On November 15, 2006, in connection with the Merger, the Company issued $200.0 million aggregate principal amount of 11.875% senior subordinated notes that mature on November 15, 2014 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”). The Senior Subordinated Notes were issued pursuant to an indenture dated November 15, 2006 (the “Senior Subordinated Indenture”), by and among Acquisition, the guarantors named therein and The Bank of New York, as trustee (the “SSI Trustee”), as supplemented by a supplemental indenture between the Company and the SSI Trustee. Interest on the Senior Subordinated Notes is payable semi-annually in arrears on each May 15 and November 15, beginning on May 15, 2007.

Guarantees

The Senior Subordinated Notes are guaranteed on a senior subordinated basis, jointly and severally, by each of the Company’s existing and future domestic restricted subsidiaries (other than certain non-guarantor subsidiaries which are also not required to be guarantors under the Credit Agreement).

Ranking

The Senior Subordinated Notes are the Company’s unsecured senior subordinated obligations and are subordinated in right of payment to all of the Company’s existing and future senior indebtedness of the Company (including the Senior Notes and borrowings under the Credit Agreement); are effectively subordinated in right of payment to all existing and future indebtedness of the Company’s subsidiaries that are not guarantors; rank equally in right of payment with the Company’s future senior subordinated indebtedness, if any; are senior in right of payment to the Company’s future subordinated indebtedness, if any, that expressly provides for its subordination to the Senior Subordinated Notes; and are unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the guarantors. Similarly, the Senior Subordinated Note guarantees are the unsecured senior subordinated obligations of the guarantors and are subordinated in right of payment to all existing and future senior indebtedness of the guarantors, including the guarantees of the Senior Notes and any borrowings and guarantees by the guarantors of indebtedness under the Credit Agreement; rank equally in right of payment with future senior subordinated indebtedness of the guarantors, if any; and are senior in right of payment to future indebtedness, if any, of the guarantors that expressly provides for its subordination to the guarantors’ note guarantees.

Optional Redemption

At any time prior to November 15, 2010, the Senior Subordinated Notes may be redeemed or purchased, by or on behalf of the Company, in whole, or in part, at the Company’s option (a “SSN Make-Whole Redemption”), at a price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined in the Senior Subordinated Indenture) as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase pursuant to such SSN Make-Whole Redemption (subject to the right of holders of record of Senior Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date).

The Company may redeem the Senior Subordinated Notes, in whole or in part, at any time on or after November 15, 2010. The redemption price for the Senior Subordinated Notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on November 15 of any year set forth below:

Year	Redemption Price Percentage

2010	105.938%
2011	102.969%
2012 and thereafter	100.000%

In addition, at any time prior to November 15, 2009, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Senior Subordinated Notes issued under the Senior Subordinated Indenture with the Net Cash Proceeds (as defined in the Senior Subordinated Indenture) of one or more sales of capital stock (other than Disqualified Stock (as defined in the Senior Subordinated Indenture)) of any direct or indirect parent of the Company (to the extent such Net Cash Proceeds have been contributed to the equity capital of the Company, in amounts equal to the portion of the total redemption price paid by the Company) or of the Company at a redemption price (expressed as a percentage of principal amount) of 111.875% plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Senior Subordinated Notes originally issued under the Senior Subordinated Indenture remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of capital stock.

Change of Control

If the Company experiences a Change in Control (as defined in the Senior Subordinated Indenture), the Company must offer to purchase the Senior Subordinated Notes at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of such repurchase.

Covenants

The Senior Subordinated Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional indebtedness and issue certain preferred stock;
•	pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;
•	place limitations on distributions from restricted subsidiaries;
•	issue or sell capital stock of restricted subsidiaries;
•	guarantee indebtedness,
•	sell or exchange assets;
•	enter into transactions with affiliates;
•	create certain liens;
•	engage in unrelated businesses; and
•	consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries on a consolidated basis

Events of Default

The Senior Subordinated Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Senior Subordinated Notes to become or to be declared due and payable.

4.	Registration Rights Agreements

On November 15, 2006, the Company entered into registration rights agreements with respect to the Notes (collectively, the “Registration Rights Agreements”). Pursuant to the Registration Rights Agreements, the Company and the guarantors are obligated to use reasonable efforts to offer to exchange the Notes under the Securities Act for notes having substantially identical terms to the applicable series of Notes, or otherwise register the Notes for resale no later than 270 days after the closing of the offering of the Notes. If this requirement is not met, then the annual interest on the Notes will increase by (1) 0.25 percentage points over the rate then applicable for the first 90 days following the end of such period and (2) 0.25 percentage points at the beginning of each subsequent 90-day period up to a maximum of 1.0 percentage point. Once the exchange offer is consummated or a shelf registration statement is declared effective, the interest rate on the applicable series of Notes will revert to the original level. In addition, so long as J.P. Morgan Securities Inc. (“J.P. Morgan”), one of the placement agents for the Notes offering and an affiliate of OEP, proposes to make a market in the Notes as part of its business in the ordinary course, on or prior to the date of effectiveness of the exchange offer registration statement (or the effectiveness of any required shelf registration statement), the Company has agreed to file a market making registration statement and, subject to certain exceptions, keep the related prospectus current in order to enable J.P. Morgan to continue its market making activities with respect to the Notes.

5.	Stockholders’ Agreements

On November 15, 2006, the Investors and Parent entered into certain stockholders’ agreements, including a stockholders agreement and a registration rights agreement (collectively, the “Stockholders’ Agreements”). The Stockholders’ Agreements contain agreements among the parties with respect to delivery of periodic financial reports of Parent, confidentiality, the election of Parent’s and Company’s directors, restrictions on certain issuances and transfers of shares, including rights of first offer, participation rights, tag-along rights and drag-along rights, registration rights (including customary indemnification provisions) and limited call and put rights. Any additional person who acquires shares of capital stock of Parent will also become party to these agreements.

Item 1.02 Termination of a Material Definitive Agreement

1.	Seventh Amended and Restated Credit Agreement

On November 15, 2006, in connection with the Merger, the Seventh Amended and Restated Credit Agreement, dated as of June 21, 2005, as amended, by and among NCO and NCO Financial Systems, Inc., as Borrowers, the Financial Institutions party thereto, as Lenders, Citizens Bank of Pennsylvania, as administrative agent and issuer, RBS Securities Corporation, as the lead arranger and sole book runner, National City Bank, as joint lead arranger and syndication agent, Bank of America, N.A. and Wachovia Bank, National Association, as documentation agents, and HSBC Bank USA, National Association, as co-agent (the “Citizens Credit Agreement”), was terminated. The Citizens Credit Agreement was a $300 million revolving credit facility. In addition, NCO had the option to increase its borrowing capacity to a maximum of $400 million, subject to obtaining commitments for such incremental capacity from existing or new lenders. The Citizens Credit Agreement had a maturity date of June 18, 2010. At November 15, 2006, there was an outstanding amount due under the Citizens Credit Agreement of approximately $231.1 million, which was paid in full in connection with the consummation of the Merger. Under the Citizens Credit Agreement, all borrowings bore interest at a rate equal to either, at the option of NCO, the prime rate or LIBOR plus a margin of 0.75 percent to 1.50 percent, which was determined quarterly based upon NCO’s consolidated funded debt to EBITDA ratio. NCO was charged a fee on the unused portion of the credit facility of 0.20 percent to 0.30 percent depending on NCO’s consolidated funded debt to EBITDA ratio. The Citizens Credit Agreement contained certain financial and other covenants such as maintaining net worth and funded debt to EBITDA requirements, and included restrictions on, among other things, acquisitions, the incurrence of additional debt, investments, disposition of assets and transactions with affiliates. Borrowings under the Citizens Credit Agreement were collateralized by substantially all of the assets of NCO, which security interest was terminated and released in connection with the termination of the Citizens Credit Agreement.

2.	Amended and Restated 1995 Stock Option Plan and 2004 Equity Incentive Plan

Effective November 15, 2006, pursuant to the terms of the Merger Agreement, the Company terminated its Amended and Restated 1995 Stock Option Plan (the “1995 Plan”) and its 2004 Equity Incentive Plan (the “2004 Plan”).

All officers, directors, key employees, independent contractors and independent consultants of NCO or any of its current or future parents or subsidiaries were eligible to receive options under the 1995 Plan. As of December 31, 2005, the Company was not authorized to grant any additional options under the 1995 Plan.

The 2004 Plan permitted grants of incentive stock options, options not intended to qualify as incentive stock options, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units, deferred stock units, performance awards, supplemental cash awards and combinations of the foregoing to all officers, directors, employees of NCO and all other persons who were in a position to make a significant contribution to the success of NCO.

3.	1996 Stock Option Plan, 1996 Stock Option Plan for Non-Employee Directors and NCO Portfolio Management, Inc. 2000 Stock Option Plan

Effective November 15, 2006, pursuant to the terms of the Merger Agreement, the Company amended its 1996 Stock Option Plan (the “1996 Plan”), its 1996 Stock Option Plan for Non-Employee Directors (the “1996 Directors Plan”) and the NCO Portfolio Management, Inc. 2000 Stock Option Plan (the “NCO Portfolio Plan”) to (i) prohibit any additional option grants under the 1996 Plan, the 1996 Directors Plan and the NCO Portfolio Plan; and (ii) provide for the termination of each of the 1996 Plan, the 1996 Directors Plan and the NCO Portfolio Plan effective immediately upon the exercise, termination, cancellation or expiration of the last remaining outstanding option issued under each respective plan.

All officers, directors, key employees, independent contractors and independent consultants of NCO or any of its current or future parents or subsidiaries were eligible to receive options under the 1996 Plan. As of December 31, 2005, the Company was not authorized to grant any additional options under the 1996 Plan.

Options granted under the 1996 Directors Plan were not incentive stock options under Section 422 of the Code. In 2005, NCO exhausted the maximum number of shares available under the 1996 Directors Plan.

NCO assumed the NCO Portfolio Plan and the outstanding stock options thereunder in connection with the acquisition of NCO Portfolio in March 2004. NCO was not authorized to grant additional options under the NCO Portfolio Plan since the acquisition of NCO Portfolio Management, Inc. in March 2004.

4.	RMH Teleservices, Inc., Amended and Restated 1996 Stock Incentive Plan, JDR Holdings, Inc. 1997 Stock Option Plan and Compass International Services Corporation Employee Incentive Compensation Plan

Effective November 15, 2006, pursuant to the terms of the Merger Agreement, the Company amended the RMH Teleservices, Inc., Amended and Restated 1996 Stock Incentive Plan (the “RMH Plan”), the JDR Holdings, Inc. 1997 Stock Option Plan (the “JDR Plan”) and the Compass International Services Corporation Employee Incentive Compensation Plan (the “Compass Plan”) to prohibit any additional option grants under the RMH Plan, the JDR Plan and the Compass Plan. The Company also amended the RMH Plan, the JDR Plan and the Compass Plan to provide for the termination of each of the RMH Plan, the JDR Plan and the Compass Plan effective immediately upon the earlier of (i) the exercise, termination, cancellation or expiration of the last remaining outstanding option issued under each respective plan; or (ii) the thirty-first day following the effective date of the Merger, November 15, 2006.

In connection with the acquisition of JDR Holdings, Inc. in March 1999, Compass International Services Corporation in August 1999, and RMH Teleservices, Inc. in April 2004, NCO assumed the JDR Plan, the Compass Plan, and the RMH Plan and outstanding stock options under those plans. NCO was not authorized to grant additional options under the JDR Plan, the Compass Plan, or the RMH Plan since each of the respective acquisitions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Sections 1, 2 and 3 of Item 1.01 are incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company notified The Nasdaq Stock Market (“Nasdaq”) on November 15, 2006 that the Merger was completed. NCO requested that its common stock be suspended from the Nasdaq Global Select Market, effective at the close of market on November 15, 2006, and that Nasdaq file with the Securities and Exchange Commission an application on Form 25 to delist NCO’s common stock from the Nasdaq Global Select Market. Relying on Rule 12d2-2(a)(3) of the Exchange Act, Nasdaq filed such Form 25 on November 15, 2006.

Item 3.03. Material Modification to Rights of Security Holders

On November 15, 2006, pursuant to the terms of the Merger Agreement, each share of NCO common stock (other than certain shares held by Mr. Barrist and certain of his family members and trusts formed for his or their benefit which were contributed to Parent in exchange for equity securities of Parent) issued and outstanding immediately prior to the effective time of the Merger was canceled and automatically converted into the right to receive $27.50 per share in cash, without interest.

Item 5.01. Changes in Control of Registrant

On November 15, 2006, pursuant to the terms of the Merger Agreement, the Company consummated the Merger. The Company was the surviving corporation in the Merger. As a result of the Merger, the Company is a wholly owned subsidiary of Parent. As of the closing of the Merger, OEP and its affiliates owned approximately 83.06 percent of the outstanding voting stock of Parent, Mr. Barrist and his family members and trusts formed for his or their benefit owned approximately 5.05 percent of the outstanding voting stock of Parent, Messrs. Burns, Elliott, Gindin, Leckerman, Schwab, Weitzel, Winokur and Zezulinski collectively owned approximately 0.53 percent of the outstanding voting stock of Parent and the balance of the outstanding voting stock of Parent was owned by the other Investors.

The aggregate consideration paid in connection with the Merger was approximately $1.2 billion, including the payoff of existing debt and the payment of fees and expenses related to the Merger. The aggregate consideration was funded by the new senior secured term credit facility and private offerings of the Notes described in Item 1.01 above, as well as by equity financing from the Investors.

Pursuant to the Stockholders’Agreements described above in Section 5 of Item 1.01, subject to certain exceptions, OEP has the right to designate five of Parent’s and Company’s directors, two of which shall be independent directors that are reasonably satisfactory to Mr. Barrist, and, subject to certain exceptions, Mr. Barrist has the right to be chairman of the Parent’s and Company’s boards of directors and to designate one independent director that is reasonably satisfactory to OEP.

A copy of the press release issued by the Company on November 15, 2006 announcing the consummation of the Merger is attached as an exhibit hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.	Directors

Upon consummation of the Merger on November 15, 2006, pursuant to the Merger Agreement, the following individuals ceased to be members of the board of directors of the Company: William C. Dunkelberg, Ronald J. Naples, Leo J. Pound, Eric S. Siegel and Allen F. Wise. On November 15, 2006, pursuant to the terms of the Merger Agreement, Mr. Barrist, James S. Rubin, Daniel J. Selmonosky and Tarek N. Shoeb, the four directors of Acquisition immediately prior to the effective time of the Merger, became the directors of the Company immediately upon consummation of the Merger: Messrs. Rubin, Selmonosky and Shoeb are each a managing director of OEP Holding Corporation.

As a result of their respective positions with OEP Holding Corporation, the ultimate general partner of OEP, one or more of Mr. Rubin, Mr. Selmonosky and Mr. Shoeb may be deemed to have an indirect material interest in (i) management fees payable to OEP by Parent for management services to Parent and its subsidiaries, including the Company and (ii) acquisition fees paid to OEP at the closing of the Merger in connection with services provided to Parent and Acquisition in connection with the Merger. In addition, the information regarding Mr. Barrist and his family members contained in the following sections of NCO’s proxy statement filed with the Securities and Exchange Commission on October 20, 2006 is incorporated herein by reference: “Past Contacts, Transactions, Negotiations and Agreements – Use of Airplane” and “Past Contacts, Transactions, Negotiations and Agreements – Employment of Related Parties.”

Pursuant to the Stockholders’ Agreements described above in Section 5 of Item 1.01, subject to certain exceptions, OEP has the right to designate five of the Company’s directors, two of which shall be independent directors that are reasonably satisfactory to Mr. Barrist, and, subject to certain exceptions, Mr. Barrist has the right to be chairman of the Company’s board of directors and to designate one independent director that is reasonably satisfactory to OEP.

2.	Employment Agreements

As of November 15, 2006, the Company entered into definitive employment agreements with each of Michael J. Barrist, Charles F. Burns, Stephen W. Elliott, Joshua Gindin, Steven L. Leckerman, John R. Schwab, Paul E. Weitzel, Jr., Steven L. Winokur and Albert Zezulinski. Messrs. Burns, Elliott, Gindin, Leckerman, Schwab, Weitzel, Winokur and Zezulinski are collectively referred to as the “tier 1 employees.”

The terms of Mr. Barrist’s employment agreement include:

•	Mr. Barrist will retain the same position as that held with NCO prior to the Merger;
•	The initial term of Mr. Barrist’s employment agreement is five years, may be extended thereafter and is subject to early termination;
•

Mr. Barrist will receive the same base salary as that payable by NCO prior to the Merger, to be adjusted upward, at a minimum, annually in accordance with the Consumer Price Index in effect for such year and employee benefits similar with those provided prior to the Merger;

•

Mr. Barrist will have the opportunity to earn an annual cash bonus equal to 100 percent of his base salary (the top percentage of base salary that Mr. Barrist can earn as an annual bonus is referred to as Mr. Barrist’s “target bonus”), based upon the achievement by the Company of its annual operating plan for the immediately preceding year as presented to the Company’s board of directors by the Company’s chief executive officer and approved by the Company’s board of directors;

•

Mr. Barrist will be entitled to receive a $3.4 million cash bonus for certain transition services, referred to as a transition bonus, to be performed by Mr. Barrist during the 12-month period following the closing of the Merger;

•

Mr. Barrist will receive a car allowance of $2,500 per month, an aggregate of 150 hours per year (for both business and personal use) on an airplane that is partly owned by NCO and will continue to receive other perquisites consistent with those provided to Mr. Barrist by NCO prior to the Merger;

•

Upon a termination of employment by reason of death, disability, without “cause” or a resignation for “good reason,” Mr. Barrist will receive his accrued but unpaid base salary and target bonus, continue to receive base salary, target bonuses and benefits for the greater of (i) one year or (ii) the remainder of the initial term of his employment agreement and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of Mr. Barrist’s transition bonus;

•

Upon a termination of employment for “cause” or a resignation without “good reason,” Mr. Barrist will receive his accrued but unpaid base salary and annual bonus and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of Mr. Barrist’s transition bonus;

•

Mr. Barrist is subject to non-compete, non-solicitation and non-interference covenants during his employment and ending on the later of (i) the last day he receives severance pay under his employment agreement or (ii) two years after termination of employment;

•	During and after Mr. Barrist’s employment with NCO, Mr. Barrist is subject to a confidentiality covenant; and
•

Mr. Barrist will be entitled, under certain circumstances, to receive reimbursement from NCO for taxes, if any, imposed on Mr. Barrist under Section 4999 of the Code and/or under Section 409A of the Code.

The terms of each tier 1 employee’s employment agreement include:

•	Each tier 1 employee will retain the same position as that held with NCO prior to the Merger;
•	The initial term of each tier 1 employee’s employment agreement is five years, each may be extended thereafter and each is subject to early termination;
•

Each tier 1 employee will receive a base salary similar to that payable by the Company prior to the Merger, to be adjusted upward, at a minimum, annually in accordance with the Consumer Price Index in effect for such year and employee benefits and perquisites similar with those provided prior to the Merger;

•

Each tier 1 employee will have the opportunity to earn an annual bonus based upon a percentage of that executive’s base salary, ranging from 75 percent to 100 percent depending on such executive’s position (the top percentage of base salary that each executive can earn as an annual bonus is referred to as such executive’s “target bonus”), based upon the achievement by the Company of its annual operating plan for the immediately preceding year as presented to the Company’s board of directors by the Company’s chief executive officer and approved by the Company’s board of directors;

•

Each tier 1 employee will be entitled to receive a pre-determined cash bonus, ranging from $415,000 to $1.45 million, for certain transition services, referred to as a transition bonus, to be performed by such executive during the 12-month period following the closing of the Merger;

•

Upon a termination of employment during the five year period commencing November 15, 2006 by reason of death, disability, without “cause” or a resignation for “good reason,” each tier 1 employee will receive his accrued but unpaid base salary and annual bonus, will continue to receive base salary, target bonuses and benefits for two years following termination and, within 10 days of termination, will receive a lump sum payment of the unpaid balance of a certain portion of such executive’s transition bonus;

•

Upon a termination of employment after the five year period commencing November 15, 2006 by reason of death, disability, without “cause” or a resignation for “good reason,” each tier 1 employee will receive his accrued but unpaid base salary and annual bonus, will continue to receive his base salary, target bonus and benefits for one year following termination and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of such executive’s transition bonus;

•

Upon a termination of employment for “cause” or a resignation without “good reason,” each tier 1 employee will receive his accrued but unpaid base salary and annual bonus and, within 10 days of termination, will receive a lump sum payment of a portion of such executive’s transition bonus;

•

Each tier 1 employee is subject to non-compete and non-solicitation covenants during his employment and for (i) two years after termination of employment if his employment is terminated during the five year period commencing November 15, 2006 or (ii) one year after termination of employment if his employment is terminated after the five year period commencing November 15, 2006;

•

Each tier 1 employee is subject to a non-interference covenant during his employment and for (i) three years after termination of employment if his employment is terminated during the five year period commencing November 15, 2006 or (ii) two years after termination of employment if his employment is terminated after the five year period commencing November 15, 2006;

•	During and after each tier 1 employee’s employment with NCO, such executive is subject to a confidentiality covenant; and
•

Each tier 1 employee will be entitled, under certain circumstances, to receive reimbursement from NCO for taxes, if any, imposed on the executive under Section 4999 of the Code and/or under Section 409A of the Code.

3.	Collect Holdings, Inc. Restricted Share Plan

On November 15, 2006, Parent adopted the Collect Holdings, Inc. Restricted Share Plan (the “Restricted Share Plan”) and authorized grants of restricted shares of Parent to management of the Company. The Restricted Share Plan is administered by the Board of Directors of Parent, which approves the grants to employees recommended by the Company’s chief executive officer. The total number of restricted shares authorized under the Restricted Share Plan is 220,055.559722 restricted shares of Parent. Shares of restricted stock granted under the Restricted Share Plan vest in 25 percent increments over a period of 4 years, provided that the recipient remains employed by the Company. Each share of restricted stock is subject to the transfer restrictions, repurchase rights and other restrictions pursuant to the terms of the Stockholders’ Agreements described above in Section 5 of Item 1.01.  On November 17, 2006, an aggregate of 164,491.5309 restricted shares of class A common stock of Parent were awarded under the Restricted Share Plan to tier 1 employees.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Merger on November 15, 2006, the articles of incorporation of Acquisition as in effect immediately prior to the Merger became the amended and restated articles of incorporation of NCO, the surviving corporation. A copy of the amended and restated articles of incorporation of NCO is attached as an exhibit hereto and is incorporated herein by reference.

On November 15, 2006, following consummation of the Merger, the by-laws of NCO were amended and restated. A copy of the amended and restated by-laws of NCO is attached as an exhibit hereto and is incorporated herein by reference.

Item 8.01. Other Events

On November 15, 2006, the Company issued a press release announcing the consummation of the Merger, which press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description

3.1	Amended and Restated Articles of Incorporation of NCO Group, Inc.
3.2	Amended and Restated Bylaws of NCO Group, Inc.
99.1	Press Release dated November 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.
Date: November 21, 2006	By:	/s/ John R. Schwab

	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Description

3.1	Amended and Restated Articles of Incorporation of NCO Group, Inc.
3.2	Amended and Restated Bylaws of NCO Group, Inc.
99.1	Press Release dated November 15, 2006.